UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 30, 2005
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)
(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Portions of this Current Report on Form 8-K/A of Cardinal Health, Inc. (the “Company”) include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks, uncertainties and other factors are described in the Company’s Form 10-K for the fiscal year ended June 30, 2004 (including in the section titled “Risk Factors That May Affect Future Results” within “Item 1: Business”) and in Exhibit 99.01 to the Form 10-Q for the quarterly period ended December 31, 2004 and include (but are not limited to) the following: the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; the inability to reach a successful resolution of current discussions with the Securities and Exchange Commission (the “SEC”) or such resolution being delayed; and general economic, regulatory and market conditions. The Company undertakes no obligation to update or revise any forward-looking statement.
Item 2.02 Results of Operations and Financial Condition
     This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the Company on August 5, 2005 (the “August 5 Form 8-K”). In the August 5 Form 8-K, the Company furnished a press release issued on August 5, 2005, announcing financial results for the Company’s quarter and fiscal year ended June 30, 2005 (the “August 5 Press Release”). Subsequent to the issuance of the August 5 Press Release and the filing of the August 5 Form 8-K, the Company determined that the following items within its Pharmaceutical Distribution and Provider Services segment relate to conditions that existed as of June 30, 2005 and, therefore, require adjustment to the previously announced fiscal 2005 results:
•	After the issuance of the August 5 Press Release, a programming error was discovered in the computer program that the Company utilizes to make its annual LIFO calculation that resulted in the omission of certain data from the LIFO calculation. As a result, the LIFO credit originally reported in the August 5 Press Release was determined to be overstated by $15.9 million (pre-tax). The adjusted LIFO credit is $32 million (pre-tax) (as compared to a credit of $48 million (pre-tax) as previously reported in the August 5 Press Release) for the Company’s fiscal year ended June 30, 2005.

•	In reviewing a vendor contract following the announcement of the pending acquisition of the vendor by another entity, it was discovered after the issuance of the August 5 Press Release that rebate billings to this vendor were understated for the fiscal year ended June 30, 2005. This adjustment resulted in additional income of $4.9 million (pre-tax) for the Company’s quarter and fiscal year ended June 30, 2005.

•	For the financial results reported in the August 5 Press Release, distribution service agreement fees, including those on cross-dock and drop-ship transactions, were recognized into income using a formula based upon the pace at which inventory moves through the Company’s distribution system. With respect to cross-dock and drop-ship transactions, however, the fees received are specifically tied to particular transactions and thus, under generally accepted accounting principles (“GAAP”), revenue must be recognized when such transactions occur. This adjustment resulted in additional income of $4.3 million (pre-tax) for the Company’s quarter and fiscal year ended June 30, 2005.
     The net impact of the above adjustments was to reduce diluted earnings per Common Share from continuing operations excluding special items by $0.01 for the quarter and fiscal year ended June 30, 2005.

     In addition, as discussed more fully below, settlement discussions have recently commenced with the SEC regarding a possible resolution of its investigation with respect to the Company. As a result of the initiation of these discussions, the Company recorded a reserve of $25 million for its fiscal year ended June 30, 2005, in respect of the SEC investigation. The reserve is classified as a “special item” in the Company’s Consolidated Statements of Earnings for the quarter and fiscal year ended June 30, 2005.
     The following tables summarize the impact of the above noted adjustments on the information previously reported in the August 5 Press Release. The percentage shown in the table reflects the percentage increase or decrease compared to the results for the comparable period in fiscal 2004 as reported in the August 5 Press Release and as set forth in the financial tables furnished under this Form 8-K/A as Exhibit 99.01. The financial tables also contain a reconciliation of the non-GAAP financial measures used in this Form 8-K/A to their comparable GAAP measures.
(in millions, except per Common Share amounts)

	As Previously Reported			As Adjusted and Corrected
		Diluted			Diluted
Quarter Ended June 30, 2005	Amount	EPS	%	Amount	EPS	%
Consolidated Results:
Operating earnings	$532		(9)%	$500		(15)%
Special items	61		N.M.	86		N.M.

Operating earnings (excluding special items)	$593		(5)%	$586		(6)%

Earnings from continuing operations	$287	$0.66	(28)%	$258	$0.59	(35)%
Special items, after tax	52	0.12	N.M.	76	0.18	N.M.

Earnings from continuing operations (excluding special items)	$339	$0.78	(20)%	$334	$0.77	(21)%

Non-recurring charges, after tax	$44	$0.11		$44	$0.11

PDPS:
Operating earnings	$326		18%	$319		15%
(in millions, except per Common Share amounts)

	As Previously Reported			As Adjusted and Corrected
		Diluted			Diluted
Year Ended June 30, 2005	Amount	EPS	%	Amount	EPS	%
Consolidated Results:
Operating earnings	$1,795		(24)%	$1,763		(25)%
Special items	239		N.M.	264		N.M.

Operating earnings (excluding special items)	$2,034		(15)%	$2,027		(16)%

Earnings from continuing operations	$1,076	$2.47	(29)%	$1,047	$2.40	(31)%
Special items, after tax	172	0.39	N.M.	196	0.45	N.M.

Earnings from continuing operations (excluding special items)	$1,248	$2.86	(20)%	$1,243	$2.85	(20)%

Non-recurring charges, after tax	$132	$0.31		$132	$0.31

PDPS:
Operating earnings	$1,047		(1)%	$1,040		(2)%

     As previously reported and described in more detail in its most recent Quarterly Report on Form 10-Q, the Company has been responding to a formal investigation by the SEC in which the SEC has sought historical financial and related information about the Company, including but not limited to the accounting treatment of certain recoveries from vitamin manufacturers, accounting records for fiscal 2001 through fiscal 2003, revenue classification in the Company’s Pharmaceutical Distribution business, and compensation information for specific current and former employees and officers. The SEC had initially commenced an informal inquiry in October 2003. In addition, also as previously reported, the Company learned that the U.S. Attorney for the Southern District of New York had commenced an inquiry with respect to the Company that the Company understands relates to the revenue classification issue.
     In connection with the SEC informal inquiry, the Audit Committee of the Board of Directors of the Company commenced its own internal review in April 2004, assisted by independent counsel. As a result of certain conclusions reached with respect to this review, in its Annual Report on Form 10-K for fiscal 2004, the Company restated its financial statements with respect to fiscal 2000, 2001, 2002 and 2003 as well as the first three quarters of fiscal 2004. These conclusions are detailed in the Company’s Form 10-K for fiscal 2004. As part of its internal review, the Audit Committee assigned responsibility for the financial statement matters that were the subject of the restatements in the Form 10-K for fiscal 2004 and has taken disciplinary actions with respect to the Company’s employees who it determined bore responsibility for these matters, other than with respect to the accounting treatment of certain recoveries from vitamin manufacturers for which there is an ongoing separate Board committee internal review (discussed below). The Audit Committee’s internal review with respect to the financial statement impact of the matters that were the subject of the restatements in the Form 10-K for fiscal 2004 is substantially complete.
     In addition, in connection with the SEC’s formal investigation, a separate committee of the Board of Directors, with the assistance of independent counsel, is conducting an internal review to assign responsibility for matters relating to the Company’s accounting treatment of certain recoveries from vitamin manufacturers. In August 2005, the separate Board committee reached certain conclusions with respect to findings from its internal review and determined that no additional disciplinary actions were required. The separate Board committee internal review is substantially complete.
     Settlement discussions have recently commenced with the SEC regarding a possible resolution of its investigation with respect to the Company. While these discussions are ongoing, there can be no assurance that the Company’s efforts to resolve the investigation with respect to the Company will be successful, and the Company cannot predict the timing or outcome of these matters or the terms of any such resolution. As a result of the initiation of these discussions, the Company recorded a reserve of $25 million for its fiscal year ended June 30, 2005, in respect of the SEC investigation. Unless and until the SEC investigation is resolved, there can be no assurance that the amount reserved by the Company for this investigation will be sufficient and that a larger amount will not be required. Therefore, this reserve will be reviewed on a quarterly basis and adjusted to the extent that the Company determines it is necessary.
     The SEC investigation and the U.S. Attorney inquiry remain ongoing. While the Company is continuing to respond to these inquiries and provide all information required, the Company cannot predict the outcome of the SEC investigation or the U.S. Attorney inquiry, and there can be no assurance that additional restatements will not be required or that prior restatements will not change or require amendment. The outcome of the SEC investigation, the U.S. Attorney inquiry and any related legal and administrative proceedings could include the institution of administrative, civil injunctive or criminal proceedings involving the Company and/or current or former employees, officers and/or directors, as well as the imposition of fines and other penalties, remedies and sanctions.

     Replacement financial tables for the tables included as part of the August 5 Press Release, updated to reflect the matters described in this Form 8-K/A, are furnished under this Form 8-K/A as Exhibit 99.01. Also furnished under this Form 8-K/A as Exhibit 99.02 is a discussion of the reasons why management believes that presenting results that exclude the impact of special charges provides a useful representation of the Company’s current performance and trends, as updated to reflect the matters described in this Form 8-K/A.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.01	Financial tables released by the Company on August 30, 2005, and furnished under this report.
99.02	Other information released by the Company on August 30, 2005, and furnished under this report.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date:	August 30, 2005	By: /s/ Brendan A. Ford

Name: Brendan A. Ford Title: Executive Vice President – Corporate Development, Interim General Counsel and Secretary

EXHIBIT INDEX

99.01	Financial tables released by the Company on August 30, 2005, and furnished under this report.
99.02	Other information released by the Company on August 30, 2005, and furnished under this report.